EXHIBIT I
                          CSW INTERNATIONAL TWO, INC.*
                                INCOME STATEMENT
                       For the Year Ended December 31,1996
                                   (UNAUDITED)
                                   (millions)

OPERATING REVENUES
            Electric Revenues                          $1,647
            Other                                         208
                                                  -----------
                  Total operating revenues              1,855

OPERATING EXPENSES
            Distribution                                  163
            Supply                                      1,162
            General and  administrative                     2
            Depreciation and amortization                  88
            Other                                         197
                                                  -----------
                  Total operating expenses              1,612

OPERATING INCOME                                          243

OTHER INCOME (EXPENSE)
            Interest Income                                18
            Interest Expense                             (116)
                                                  -----------
                                                          (98)

INCOME BEFORE INCOME TAXES                                145
PROVISION FOR INCOME TAXES                                 42
                                                  -----------

NET INCOME                                               $103
                                                  ===========


            *SEEBOARD plc is an indirect wholly owned subsidiary of
                          CSW International Two, Inc.